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                                                                     EXHIBIT 2.4


                     TERMINATION OF INCORPORATION AGREEMENT

         This TERMINATION OF INCORPORATION AGREEMENT (the "Agreement") dated as of December 31, 1997 (the "Agreement"), by and between Criterion Health Strategies, Inc. (f/k/a Alpha Development Corp.), a Tennessee corporation ("CHS"), Healthdyne Information Enterprises, Inc., a Georgia corporation ("HIE"), The Southern Venture Fund II, L.P., a Delaware limited partnership ("SVFII"), Brenton L. Teveit ("Teveit") and J. Edward Pearson, Jr. ("Pearson") (Teveit and Pearson, collectively, the "Former Investors" and, individually, a "Former Investor").

                                   WITNESSETH:

         WHEREAS, HIE has an option (the "Option") to acquire the entire interest of SVFII in CHS pursuant to the terms of an Option Agreement dated December 18, 1996, as last amended as of the date hereof (the "Option Agreement"); and

         WHEREAS, pursuant to that certain Consent dated December 18, 1996, each of CHS, HIE, SVFII and the Former Investors have previously agreed to approve the consummation of the transactions contemplated by the SVFII Agreements (as defined therein) and

         WHEREAS, in connection with HIE's exercise of its option, certain agreements among the parties relative to their previous interests in CHS will no longer be operative or necessary;

         NOW, THEREFORE, the parties hereto agree as follows:

         Subject to the exercise by HIE of the Option pursuant to the Option Agreement, the Incorporation Agreement dated October 21, 1994, as amended by the Investment Agreement and First Amendment to Incorporation Agreement dated December 4, 1995, as further amended by the Second Amendment to Incorporation Agreement and Termination of Pledge Agreement dated as of June 13, 1997, be and hereby is terminated in its entirety, such termination to be effective simultaneously with the Option closing.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of December, 1997.

                                      CRITERION HEALTH STRATEGIES, INC.



                                      By:        /s/ Joseph G. Bleser
                                          --------------------------------------
                                          Name:  Joseph G. Bleser
                                          Title: Assistant Secretary



                                      HEALTHDYNE INFORMATION ENTERPRISES, INC.



                                      By:        /s/ Joseph G. Bleser
                                          --------------------------------------
                                          Name:  Joseph G. Bleser
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


                                      THE SOUTHERN VENTURE FUND II, L.P.


                                      By: Its General Partner
                                          SV Partners II, L.P.


                                      By:        /s/ J. Donald McLemore, Jr.
                                          --------------------------------------
                                          Name:  J. Donald McLemore, Jr.
                                          Title: Partner


                                     "TEVEIT"


                                                 /s/ Brenton L. Teveit
                                      ------------------------------------------
                                      Brenton L. Teveit


                                      "PEARSON"


                                                 /s/ J. Edward Pearson, Jr.
                                      ------------------------------------------
                                      J. Edward Pearson, Jr.